Exhibit 99.1

Invitae to Acquire Jungla to Advance Genetic Variant Interpretation, Adds Supplemental RNA Analysis to Deliver Deeper, More Informative Results to Patients

— Jungla Applies Advanced Modeling Technologies, Including Artificial Intelligence, to Enhance Scalable Genetic Variant Interpretation —

— Invitae Now Using Supplemental RNA Analysis to Enhance Genetic Variant Interpretation in Cancer Testing —

SAN FRANCISCO, July 11, 2019 -- Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced it has entered into a definitive agreement to acquire Jungla Inc., a privately held company funded by Andreessen Horowitz (a16z) that has developed a cloud-based platform that combines clinical knowledge with advances in functional genomics, biophysics, cellular engineering, machine learning, and distributed systems to help clinicians and patients understand the results of genetic and genomic tests. The combination is expected to further enhance Invitae’s genetic variant interpretation and ability to deliver high-quality, more affordable genetic testing for use in mainstream medical care. Separately, Invitae announced the addition of RNA analysis to its commercial testing, beginning with patients undergoing cancer testing.

“Interpreting the genetic variants observed during sequencing is what turns genetic data into decision-making power for patients and clinicians. Bringing Jungla’s technologies onto our platform will help us provide support to our patients in a scalable way,” said Sean George, co-founder and chief executive officer of Invitae. “Whether incorporating computational and experimental approaches for protein analysis or adding RNA analysis to augment variant interpretation, we lead the molecular genetic testing industry in leveraging advanced clinical genetic variant interpretation technologies that enable us to provide patients and clinicians with genetic information to inform healthcare decisions.”

Large-Scale Molecular and Genomic Technologies to Enhance Variant Interpretation

Jungla’s Functional Modeling Platform (FMP) is an active machine learning engine that enhances clinical knowledge by continuously integrating functional, structural and computational data into auditable and accurate predictive models for clinical variant interpretation. The technology delivers performance that exceeds recommendations from the American College of Medical Genetics and Genomics (ACMG) and the Association for Molecular Pathology (AMP) across hundreds of genes and conditions.

Jungla’s technology can augment Invitae’s ability to understand the impact of variants on molecular function, be they protein or RNA molecules, through the application of advanced methods in functional genomics, structural biology and biophysics. This technology, coupled with Invitae’s exacting, logical and reproducible approach for variant classification and interpretation, Sherloc, can help Invitae deliver more informative results to patients.

In November 2018, Invitae and Jungla successfully completed a four-month pilot study of the performance of Jungla’s proprietary technologies in predicting the clinical relevance of differences in human DNA sequence (variants) found in individuals undergoing testing for hereditary disease. The results demonstrated that support from Jungla’s FMP can markedly increase the molecular understanding of variants while maintaining the high accuracy of Invitae’s classifications, thereby significantly increasing the efficiency of interpretation and scalability of genetic testing with enhanced quality of test results. In addition, the prospective integration of Invitae’s knowledge-base and Jungla’s technologies is expected to optimize clinical guidance, leveraging the data from each patient to improve results for the next. The results show that Jungla’s technologies can clarify the interpretation of variants, moving them from the uncertain category to pathogenic or benign status.

“At Jungla, we are continuously applying and combining advances in molecular, cellular, and computational technologies to the complex work of genetic variant interpretation with the goal of making it easier to conduct the highest quality genetic interpretation at scale,” said Carlos Araya, co-founder and chief executive officer of Jungla. “Our team has been at the forefront of technologies to accelerate the understanding of variants for nearly a decade. Combining our learning engine with Invitae’s rigorous interpretation framework will extend the reach of our technology and help more patients and clinicians get the information they need.”

Under the definitive agreement, Invitae will acquire Jungla for approximately $50 million upon closing, $35 million of which shall be in Invitae common stock and $15 million of which shall be in cash, subject to certain adjustments. In addition, Invitae will pay up to $15 million upon the achievement of certain milestones, mostly in stock with the balance in cash. The acquisition is expected to close in the coming days, subject to customary closing conditions. Invitae has already factored in the additional operating expense of this acquisition in prior statements about expected 2019 cash burn.

Supplemental RNA Analysis Further Deepens Variant Classification in Cancer Testing

While most gene changes associated with a hereditary disease have their effect by directly altering the function of the protein that is specified by that gene, a small fraction of gene changes are known to alter the way messenger RNAs (mRNAs), the blueprints for proteins, are made in the body. A growing area of research has focused on using RNA analysis to help resolve variants of uncertain significance (VUS), particularly those VUS that are predicted to affect mRNA creation, also known as RNA splicing. In order to contribute to this research and further reduce the uncertainty inherent in genetic testing results, Invitae has added supplemental RNA testing for VUS that are predicted to affect RNA splicing and have been identified in a gene from any of our hereditary cancer panels.

Invitae’s approach to supplemental RNA analysis, RNA-seq, includes both qualitative (evaluation of abnormal mRNAs) and quantitative (the amount of mRNAs) results, which ultimately provides deeper insight into the variant-disease relationship compared to the use of qualitative results alone.

“The addition of RNA analysis to our variant classification pipeline provides another tool to reduce the number of variants that cannot be confidently classified based on DNA sequencing alone,” said Robert Nussbaum, chief medical officer of Invitae. “By applying this technology first to those cancer genes and variants where it is most immediately useful, we can provide deeper, more complete genetic information for patients and clinicians making critical clinical decisions.”

RNA analysis is now in use as a component of Invitae’s VUS resolution program as applied to Invitae’s hereditary cancer syndrome gene testing, with broader application in other disease areas planned for later this year.

About Jungla

Jungla Inc. is an artificial intelligence (AI)-driven biotechnology company utilizing computational and cellular modeling to improve clinical genetic tests. Jungla’s technologies are designed to continually optimize guidance for clinical genetic and genomic tests by combining advances in functional genomics, computational biophysics, cellular engineering, and computer science into its cloud-based Functional Modeling Platform (FMP). This integrated platform provides patients and healthcare providers with accurate, transparent, and increasingly mechanistic clinical guidance. For further information, visit jungla.bio.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company, whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential benefits of the proposed acquisition; the expected timing of the proposed acquisition; the capabilities and potential benefits of Jungla’s technology, including as integrated with the company’s knowledge-base and interpretation framework; the company’s business strategy, and its beliefs regarding ways in which the proposed acquisition will contribute to its strategy; the potential benefits of the company’s supplemental RNA analysis; and the timing of the company’s plans to apply RNA analysis more broadly to other disease areas. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the parties’ ability to satisfy the conditions precedent to the consummation of the proposed transaction; the occurrence of any event that could give rise to the termination of the definitive agreement; unanticipated difficulties or expenditures relating to the proposed transaction; the risk that expected benefits of the proposed transaction may not be achieved in a timely manner, or at all; the risk that Jungla may not be successfully integrated with the company’s business following the closing; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Source: Invitae Corporation

Contact:

Laura D’Angelo

pr@invitae.com

(628) 213-3283

###